Exhibit 10.1

                           EXCLUSIVE LICENSE AGREEMENT

This agreement is made and entered into this 8th day of November, 2008, by and between DoMark International, Inc., or assign, a Nevada corporation, hereinafter DOMK, and Greens Worldwide Incorporated, an Arizona corporation, hereinafter GRWW.

Whereas, GRWW owns the assets utilized in conducting Golf Championships, which in the past have been conducted under the name US Pro Golf Tour, Inc., and

Whereas, DOMK is desirous of acquiring an exclusive license to the assets referenced herein for purposes of conducting its own Golf Championships and GRWW is desirous of granting such an exclusive license to DOMK.

Now therefore, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. GRWW hereby grants to DOMK, an exclusive license as to the use of the assets listed in Exhibit A, attached hereto and incorporated herein as though fully set forth.

B. The term of the exclusive license shall be in perpetuity, and shall continue without interruption, unless there is an event of default as defined hereunder.

C. The compensation for the exclusive license is as follows:

DOMK shall pay GRWW a percentage royalty of revenue generated during the term of this agreement on, a cumulative basis, under the brand name US Pro Golf Tour according to the following schedule:

     5% of the first million dollars in revenue
     4% of the next 2 million dollars in revenue
     3% of the revenue in excess of $3 million dollars

Said royalties shall be paid to GRWW on a quarterly basis beginning with the first calendar quarter ending 12-31-08 and shall continue quarterly during the term of this agreement. Said Royalty amounts shall be paid over to GRWW within 10 days of the conclusion of the quarter.

D. During the term of this agreement, DOMK or assign shall be entitled to all revenue generated from any source in connection with the operation of the Golf Championships utilizing the USPGT brand and assets, subject only to the percentage royalties as referenced in paragraph C.

E. DOMK reserves the right to assign this agreement to a wholly owned subsidiary of DOMK.
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F. DOMK shall bear all expenses of operations  after the date of this  agreement and shall hold harmless GRWW from any and all claims as a result of the operation of the Golf Championships after the date of this agreement. It is agreed and understood that DOMK shall not be responsible for any expenses or claims of any kind prior to the date of this agreement and GRWW shall hold DOMK harmless from any claims of any kind.

G. In the event DOMK shall fail to pay GRWW the agreed upon royalties as specified in paragraph C, or should there be a breach of any kind concerning the terms and conditions of this agreement by either party, a written notice of default shall be delivered to the defaulting party, who shall have 10 days to cure said default. In the event the default is not cured, this agreement will automatically terminate and will be null and void.

H. During the term of this agreement, DOMK shall earn an equity ownership of the assets which are the subject of this exclusive license, according to the following schedule:

5% equity ownership of the assets for each of the first 5 years of this agreement beginning with the year 2009, up to a maximum ownership position of 50%.

Said equity ownership will be earned only if DOMK successfully completes its year of operation and is not in default of the terms of this agreement.

I. In the event of a dispute under this agreement, jurisdiction shall be Florida state courts, and the party prevailing in any action brought to enforce the terms of this agreement shall be entitled to reasonable attorneys fees and costs.

In witness whereof, this agreement is executed at Orlando, Florida this 8th day of November, 2008.


Domark International, Inc.                   Greens Worldwide Incorporated



By: /s/ R. Thomas Kidd                       By: /s/ Gary Freeman
   ------------------------------               ------------------------------
   R. Thomas Kidd, CEO                          Gary Freeman, CEO

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                                    EXHIBIT A